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                                                             Exhibit 10.17

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     Coast

                Loan and Security Agreement

Borrowers:      RECYCLING INDUSTRIES, INC.,
                a Colorado corporation

                NEVADA RECYCLING, INC.,
                a Nevada corporation

                RECYCLING INDUSTRIES OF TEXAS, INC.,
                a Colorado corporation,
                dba Anglo Iron & Metal

                RECYCLING INDUSTRIES OF MISSOURI, INC.,
                a Colorado corporation,
                dba Mid-America Shredding

Address:        384 Inverness Drive South
                Suite 211
                Englewood, Colorado  80112

Date:           June 14, 1996

THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between COAST BUSINESS CREDIT, a division of Southern Pacific Thrift & Loan Association ("Coast"), a California corporation, with offices at 12121 Wilshire Boulevard, Suite 1111, Los Angeles, California 90025, and the borrowers named above (jointly and severally, the "Borrower"), whose chief executive offices are located at the above address ("Borrower's Address"). The Schedule to this Agreement (the "Schedule") shall for all purposes be deemed to be a part of this Agreement, and the same is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1. LOANS.

   1.1. Loans. Coast will make loans to Borrower (the "Loans"), in amounts determined by Coast in its reasonable discretion, up to the amounts (the "Credit Limit") shown on the Schedule, provided no Default or Event of Default has occurred and is continuing.


   1.2. Interest. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement. Interest shall be payable monthly, on the last day of the month. Interest may, in Coast's discretion, be charged to Borrower's loan account, and the same shall thereafter bear interest at the same rate as the other Loans. Regardless of the amount of Obligations that may be outstanding from time to time, Borrower shall pay Coast minimum monthly interest during the term of this Agreement with respect to the Receivable Loans and the Inventory Loans in the amount set forth on the Schedule (the "Minimum Monthly Interest").

   1.3. Fees. Borrower shall pay Coast the fee(s) shown on the Schedule, which are in addition to all interest and other sums payable to Coast and are not refundable.

   1.4. Conditions Precedent. The obligation of Coast to make the Loans is subject to the satisfaction, in the sole discretion of Coast, at or prior to the first advance of funds hereunder, of each, every and all of the following conditions:

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                Coast Business Credit            Loan and Security Agreement
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     (a)     Status of Accounts at Closing.  No accounts payable shall be due and unpaid ninety (90) days past its due date, except for accounts payable being disputed by Borrower in good faith;

     (b) Minimum Availability. Borrower shall have minimum availability at the time of the initial funding of the Loans of Two Hundred Thousand Dollars ($200,000);

     (c) Landlord Waiver. Coast shall have received duly executed landlord waivers in form and substance satisfactory to Coast, in Coast's sole and absolute discretion, and in form for recording in the appropriate recording office, with respect to all leased locations where Borrower maintains any Inventory or Equipment;

     (d) Executed Loan Documents. Coast shall have received this Agreement duly executed and in form and substance satisfactory to Coast in its sole and absolute discretion;

     (e) Intercreditor Agreement. Coast shall have received an executed Intercreditor Agreement by and between Coast and third parties having security interests in Borrower's assets, including, but not limited to, (i) Southwest Bank of St. Louis, (ii) Brownsville Navigation District of Cameron County, Texas, (iii) Ally Capital Corporation, and (iv) S&C Associates, each in form and substance satisfactory to Coast in its sole and absolute discretion;

     (f) Terminations. Coast shall have received executed UCC-3 termination statements with respect to each of the UCC-1 financing statements, other than those set forth on Schedule 1.4 hereto, filed against any Borrower, including,
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  but not limited to, those filed by Dimmit & Owens Financial, Inc., also doing business as Bay Area Factors, together with such other documentation which may be requested by Coast with respect to the termination of their liens and security interests in the assets of Borrower, each in form and substance satisfactory to Coast in its sole and absolute discretion;

     (g) Background Check. Coast shall have received a background check on Thomas J. Wiens, an individual, in form and substance satisfactory to Coast in its sole and absolute discretion;

     (h) Opinion of Borrower's Counsel. Coast shall have received an opinion of Borrower's counsel, in form and substance satisfactory to Coast in its sole and absolute discretion;

     (i) Priority of Coast's Liens. Coast shall have received the results of "of record" searches satisfactory to Coast in its sole and absolute discretion, reflecting its Uniform Commercial Code filings against each Borrower indicating that Coast has a perfected, first priority lien in and upon all of the Collateral, subject only to Permitted Liens;

     (j) Insurance. Coast shall have received copies of the insurance binders or certificates evidencing Borrower's compliance with Section 5.2 hereof, including lender's loss payee endorsements;

     (k) Corporate Existence. Coast shall have received copies of each Borrower's Articles or Certificate of Incorporation and all amendments thereto, and a Certificate of Good Standing, each certified by the Secretary of State of the state of each Borrower's incorporation, and dated a recent date prior to the Closing Date, and Coast shall have received Certificates of Foreign Qualification for each Borrower from the Secretary of State of each state wherein the failure to be so qualified could have a Material Adverse Effect;

     (l) Corporate Documents. Coast shall have received copies of each Borrower's Bylaws and all amendments thereto, and Coast shall have received copies of the resolutions of the board of directors of each Borrower, authorizing the execution and delivery of this Agreement and the other documents contemplated hereby, and authorizing the transactions contemplated hereunder and thereunder, and authorizing specific officers of each Borrower to execute the same on behalf of such Borrower, in each case certified by the Secretary or other acceptable officer of such Borrower as of the Closing Date;

     (m) Taxes. Coast shall have received evidence from Borrower that Borrower has paid all outstanding taxes and has complied with all tax withholding and Internal Revenue Service regulations, in form and substance satisfactory to Coast in its sole and absolute discretion;

     (n) Due Diligence. Coast shall have completed its due diligence with respect to Borrower; and

     (o) Other Documents and Agreements. Coast shall have received such other agreements, instruments and documents, including, but not limited to, the Joint and Several Borrower Rider, the Patent Security Agreement, UCC-1 financing statements, fixture filings, termination statements and security agreements (including covering copyrights, patents and trademarks), as Coast may require in connection with the transactions contemplated hereby, all in form and substance satisfactory to Coast in Coast's

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  sole and absolute discretion, and in form for filing in the appropriate filing office.

2. SECURITY INTEREST.

   2.1. Security Interest. To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to Coast a security interest in all of Borrower's interest in the following, whether now owned or hereafter acquired, and wherever located: All Receivables, Inventory, Equipment, and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, and all money, and all property now or at any time in the future in Coast's possession (including claims and credit balances), and all proceeds of any of the foregoing (including proceeds of any insurance policies, proceeds of proceeds, and claims against third parties), all products of any of the foregoing, and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which Coast may now or in the future be granted a lien or security interest, is referred to herein, collectively, as the "Collateral").


3.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

   In order to induce Coast to enter into this Agreement and to make Loans, each Borrower represents and warrants to Coast as follows, and each Borrower covenants that the following representations will continue to be true, and that each Borrower will at all times comply with all of the following covenants:

   3.1. Corporate Existence and Authority. Each Borrower, if a corporation, is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a Material Adverse Effect. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (a) have been duly and validly authorized, (b) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (c) do not violate any Borrower's articles or certificate of incorporation, or any Borrower's by-laws, or any law or any material agreement or instrument which is binding upon any Borrower or its property, and
(d) do not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property.


   3.2. Name; Trade Names and Styles. The name of each Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule are all prior names of each Borrower and all of each Borrower's present and prior trade names. Each Borrower shall give Coast thirty (30) days' prior written notice before changing its name or doing business under any other name. Each Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.


   3.3. Place of Business; Location of Collateral. The addresses set forth in the heading to this Agreement are each Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule. Except in connection with the pending Weissman Acquisition, Borrower will give Coast at least thirty (30) days prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower's Addresses or one of the locations set forth on the Schedule.


   3.4. Title to Collateral; Permitted Liens. Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased by Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Coast now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend Coast and the Collateral against all claims of others. None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Borrower shall, whenever requested by Coast, use its best efforts to cause such third party to execute and deliver to Coast, in form acceptable to Coast, such waivers and subordinations as Coast shall specify, so as to ensure that Coast's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Borrower will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

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               Coast Business Credit             Loan and Security Agreement
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   3.5.  Maintenance of Collateral.  Borrower will maintain the Collateral in good working condition, and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise Coast in writing of any material loss or damage to the Collateral.


   3.6. Books and Records. Borrower has maintained and will maintain at Borrower's Addresses complete and accurate books and records, comprising an accounting system in accordance with generally accepted accounting principles.


   3.7. Financial Condition, Statements and Reports. All financial statements now or in the future delivered to Coast have been, and will be, prepared in conformity with generally accepted accounting principles (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year-end adjustments) and now and in the future will fairly reflect the financial condition of Borrower, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Coast and the date hereof, there has been no Material Adverse Effect. Each Borrower is now and will continue to be solvent, and shall at all times (i) maintain assets in excess of its liabilities, and (ii) be able to meet its debts as they mature and become due.


   3.8. Tax Returns and Payments; Pension Contributions. Borrower has timely filed, and will timely file, all tax returns and reports required by foreign, federal, state and local law, and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Coast in writing of the commencement of, and any material development in, the proceedings, and
(iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. As of the date hereof, Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency. Each Borrower shall either (a) utilize at all times the services of an outside payroll service providing for the automatic deposit of all payroll taxes payable by each Borrower, or (b) provide Coast with monthly evidence of payment of payroll taxes in form and substance satisfactory to Coast in its sole and absolute discretion.


   3.9. Compliance with Law. Borrower has complied, and will comply, in all material respects, with all provisions of all material foreign, federal, state and local laws and regulations relating to Borrower, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and environmental matters.


   3.10. Litigation. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened by or against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which may result, either separately or in the aggregate, in a Material Adverse Effect. Borrower will promptly inform Coast in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower involving any single claim of One Hundred Thousand Dollars ($100,000) or more, or involving One Hundred Thousand Dollars ($100,000) or more in the aggregate.


   3.11. Use of Proceeds. All proceeds of all Loans shall be used solely for lawful business purposes. Borrower is not purchasing or carrying any "margin stock" (as defined in Regulation G of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."


4. RECEIVABLES.


   4.1. Representations Relating to Receivables. Borrower represents and warrants to Coast as follows: Each Eligible Receivable with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made, represent an undisputed bona fide existing unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services in the ordinary course of Borrower's business.


   4.2. Representations Relating to Documents and Legal Compliance. Borrower represents and warrants to Coast as follows: All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Receivables are and shall be true

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               Coast Business Credit               Loan and Security Agreement
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and correct and all such invoices, instruments and other documents and all of
Borrower's books and records are and shall be genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Receivable shall fully comply with all applicable laws and governmental rules and regulations. All signatures and indorsements of Borrower on all documents, instruments, and agreements relating to all Receivables are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.


   4.3. Schedules and Documents relating to Receivables. Borrower shall deliver to Coast transaction reports and loan requests, schedules of Receivables, and schedules of collections, all on Coast's standard forms; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Coast's security interest and other rights in all of Borrower's Receivables, nor shall Coast's failure to advance or lend against a specific Receivable affect or limit Coast's security interest and other rights therein. Loan requests received after 10:30 AM will not be considered by Coast until the next Business Day. Together with each such schedule, or later if requested by Coast, Borrower shall furnish Coast with copies (or, at Coast's request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Receivables, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Coast an aged accounts receivable trial balance in such form and at such intervals as Coast shall request. In addition, Borrower shall deliver to Coast the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Receivables, upon receipt thereof and in the same form as received, with all necessary indorsements, all of which shall be with recourse. Borrower shall also provide Coast with copies of all credit memos as and when requested by Coast.


   4.4. Collection of Receivables. Borrower shall have the right to collect all Receivables, unless and until an Event of Default has occurred. Borrower shall hold all payments on, and proceeds of, Receivables in trust for Coast, and Borrower shall deliver all such payments and proceeds to Coast within one Business Day after receipt by Borrower, in their original form, duly endorsed to Coast, to be applied to the Obligations in such order as Coast shall determine. Coast may, in its discretion, require that all proceeds of Collateral be deposited by Borrower into a lockbox account, or such other "blocked account" as Coast may specify, pursuant to a blocked account agreement in such form as Coast may specify. Coast or its designee may, at any time after a Default or Event of Default has occurred and is continuing, notify Account Debtors that Coast has been granted a security interest in the Receivables.


   4.5. Remittance of Proceeds. All proceeds arising from the disposition of any Collateral shall be delivered to Coast within one Business Day after receipt by Borrower, in their original form, duly endorsed to Coast, to be applied to the Obligations in such order as Coast shall determine. Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower's other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Coast. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.


   4.6. Disputes. Borrower shall notify Coast promptly of all disputes or claims relating to Receivables. Borrower shall not forgive (completely or partially), compromise or settle any Receivable for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (a) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's length transactions, which are reported to Coast on the regular reports provided to Coast; (b) no Default or Event of Default has occurred and is continuing; and (c) taking into account all such discounts settlements and forgiveness, the total outstanding Loans will not exceed the Credit Limit. Coast may, at any time after the occurrence of an Event of Default, settle or adjust disputes or claims directly with Account Debtors for amounts and upon terms which Coast considers advisable in its reasonable credit judgment and, in all cases, Coast shall credit Borrower's Loan account with only the net amounts received by Coast in payment of any Receivables.


   4.7. Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower in the ordinary course of its business, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount. In the event any attempted return occurs after the occurrence of any Event of Default, Borrower shall (a) hold the returned Inventory in trust for Coast, (b) segregate all returned Inventory from all of Borrower's other property, (c) conspicuously label the returned Inventory as subject to Coast's security interest, and (d) immediately notify Coast of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on Coast's request deliver such returned Inventory to Coast.

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   4.8.  Verification.  Coast may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Receivables, by means of a verification letter substantially in the form of
Exhibit 4.8 attached hereto.
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   4.9.  No Liability. Coast shall not under any circumstances be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to a Receivable, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Receivable, or for settling any Receivable in good faith for less than the full amount thereof, nor shall Coast be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to a Receivable. Nothing herein shall, however, relieve Coast from liability for its own gross negligence or willful misconduct.


5.   ADDITIONAL DUTIES OF THE BORROWER.


   5.1. Financial and Other Covenants. Borrower shall at all times comply with the financial and other covenants set forth in the Schedule.


   5.2. Insurance. Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Coast, in such form and amounts as Coast may reasonably require, and Borrower shall provide evidence of such insurance to Coast, so that Coast is satisfied that such insurance is, at all times, in full force and effect. All liability insurance policies of Borrower shall name Coast as an additional insured, and all property casualty and related insurance policies of Borrower shall name Coast as a loss payee thereon and Borrower shall cause a lenders loss payee endorsement in form reasonably acceptable to Coast. Upon receipt of the proceeds of any such insurance, Coast shall apply such proceeds in reduction of the Obligations as Coast shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, Coast shall release to Borrower insurance proceeds with respect to Equipment totaling less than Two Hundred Fifty Thousand Dollars ($250,000), which shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid. Coast may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, Coast may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to Coast copies of all reports made to insurance companies.


   5.3. Reports. Borrower, at its expense, shall provide Coast with the written reports set forth in the Schedule, and such other written reports with respect to Borrower (including budgets, sales projections, operating plans and other financial documentation), as Coast shall from time to time reasonably specify.


   5.4. Access to Collateral, Books and Records. At reasonable times, and on one Business Day's notice, Coast, or its agents, shall have the right to inspect, audit and copy Borrower's books and records and the Collateral (the "Audits"). Coast shall take reasonable steps to keep confidential all confidential information obtained in any Audit, but Coast shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The Audits shall be at Borrower's expense and the charge for the Audits shall be Five Hundred Fifty Dollars ($550) per person per day (or such higher amount as shall represent Coast's then current standard charge for the same), plus reasonable out of pocket expenses. Coast will use its best efforts to keep auditing expense for each Borrower to three (3) days per quarter or less, provided that Borrower has all necessary books and records available for such Audit. Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower's books or records at any location other than Borrower's Addresses, without first notifying Coast of the same and obtaining the written agreement from such accounting firm, service bureau or other third party to give Coast the same rights with respect to access to books and records and related rights as Coast has under this Loan Agreement.


   5.5. Negative Covenants. No Borrower shall, without Coast's prior written consent, which such consent shall not be unreasonably withheld, do any of the following:


     (a) merge or consolidate with another corporation or entity, except in a transaction in which (i) the shareholders of the Borrower hold at least fifty percent (50%) of the common stock and all other capital stock of the surviving corporation immediately after such merger or consolidation, and (ii) the Borrower is the surviving corporation;

     (b)     acquire any assets, except (i) in the ordinary course of business,
  (ii) in a transaction or a series of transactions not involving the payment of an aggregate amount in excess of One Hundred Thousand Dollars ($100,000), or
  (iii) excepting the Weissman Acquisition, after consummation, the ratio of Borrower's (on a consolidated basis) EBIT (on a rolling 12 month basis), plus, 75% of Borrower's consolidated cash and cash

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  equivalents to Fixed Charges is not less than 1.20:1.00 and the ratio of
  Borrower's Debt to Tangible Net Worth is not greater than 2.00:1.00, then and in that event, Borrower may (A) request a waiver form Coast, which waiver shall not be unreasonably withheld, (B) obtain financing from another source, providing that any acquired additional Debt is limited dollar for dollar to the net purchase price of the tangible assets acquired, but in no event shall such Debt be in an amount greater than the appraised fair market value of said tangible assets, or (C) pay off in full the Loans, and after one (1) year after the Closing Date, any such payoff shall be without an Early Termination Fee or prepayment penalty of any kind. Coast shall have right of first refusal with respect to any financing of the foregoing acquisitions, including, but not limited to, the Weissman Acquisition;

     (c) enter into any other transaction, other than permitted by this Agreement, outside the ordinary course of business;

     (d) sell or transfer any Collateral, except for the sale of Inventory in the ordinary course of Borrower's business, and except for the sale of obsolete or unneeded Equipment in the ordinary course of business;

     (e) store any Inventory or other Collateral with any warehouseman or other third party;

     (f) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis;

     (g) make any loans of any money or other assets, except (i) advances to customers or suppliers in the ordinary course of business, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, and (iii) loans to employees, officers and directors for the purpose of purchasing equity securities of the Borrower;

     (h) incur any debts, outside the ordinary course of business, which would have a Material Adverse Effect;

     (i) guarantee or otherwise become liable with respect to the obligations of another party or entity, except with respect to the guaranty by Recycling Industries of the obligations of Texas Recycling pursuant to that certain Asset Purchase Agreement, by and among Recycling Industries, Texas Recycling, Anglo Metal, Inc., dba Anglo Iron and Metal and Robert C. Rome, dated December 1, 1995;

     (j) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower and except for any dividends and intercompany transfers between the Borrowers, other than Equipment, including but not limited to equipment owned solely by Nevada Recycling or Texas Recycling);

     (k) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock, except that Borrower may repurchase stock owned by employees, directors and consultants of Borrower pursuant to terms of employment, consulting or other stock restriction agreements at such time as any such employee, director or consultant terminates his or her affiliation with the Borrower, for an aggregate purchase price not to exceed One Hundred Thousand Dollars ($100,000) in any fiscal year, except with respect to the repurchase by Recycling Industries of its capital stock as provided in that certain Form S-1 Registration Statement filed by Recycling Industries with the Securities and Exchange Commission on May 3, 1996.

     (l) make any change in Borrower's capital structure which would have a Material Adverse Effect; or

     (m) dissolve or elect to dissolve. Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default would occur as a result of such transaction.

   5.6. Litigation Cooperation. Should any third-party suit or proceeding be instituted by or against Coast with respect to any Collateral or relating to Borrower, Borrower shall, without expense to Coast, make available Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Coast may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.


   5.7. Indemnity. Borrower hereby agrees to indemnify Coast and hold Coast harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, reasonable costs and expenses (including reasonable attorneys' fees), of every nature, character and description, which Coast may sustain or incur based upon or arising out of any of the Obligations, any actual or alleged failure to collect and pay over any withholding or other tax relating to Borrower or its employees, any relationship or agreement between Coast and Borrower, any actual or alleged failure of Coast to comply with any writ of attachment or other legal process relating to Borrower or any of its property, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Coast relating to Borrower or the Obligations (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of Coast). Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set

          Coast Business Credit                   Loan and Security Agreement
      --------------------------------------------------------------------------

forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.


   5.8. Further Assurances. Borrower agrees, at its expense, on request by Coast, to execute all documents and take all actions, as Coast, may deem reasonably necessary or useful in order to perfect and maintain Coast's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.


6. TERM.


   6.1. Maturity Date. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the "Maturity Date"); provided that the Maturity date shall automatically be extended, and this Agreement shall automatically and continuously renew, for successive additional terms of one (1) year each, unless one party gives written notice to the other, not less than sixty (60) days prior to the next Maturity Date, that such party elects to terminate this Agreement effective on the next Maturity Date. If this Agreement is renewed under this Section 6.1, Borrower shall pay to Coast a renewal fee (the "Renewal Fee") in the amount shown on the Schedule. The Renewal Fee shall be due and payable on the effective date of renewal and if not paid when due shall thereafter bear interest at a rate equal to the rate applicable to the Receivable Loans.


   6.2. Early Termination. This Agreement may be terminated prior to the Maturity Date as follows: (a) by Borrower, effective three Business Days after written notice of termination is given to Coast; or (b) by Coast at any time after the occurrence of an Event of Default, without notice, effective immediately. If this Agreement is terminated by Borrower or by Coast under this
Section 6.2, Borrower shall pay to Coast a termination fee (the "Early Termination Fee") in the amount shown on the Schedule. The Early Termination Fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the rate applicable to the Receivable Loans.


   6.3. Payment of Obligations. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Notwithstanding any termination of this Agreement, all of Coast's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the discretion of Coast, Coast may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Coast, nor shall any such termination relieve Borrower of any Obligation to Coast, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, Coast shall promptly deliver to Borrower termination statements, requests for reconveyances and such other documents as may be required to fully terminate Coast's security interests.


7. EVENTS OF DEFAULT AND REMEDIES.


   7.1. Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall give Coast immediate written notice thereof:


     (a) Any material warranty, representation, statement, report or certificate made or delivered to Coast by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect; or

     (b) Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation, which failure is not cured within five (5) Business Days after the date due; or

     (c) the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit which is not cured within five (5) Business Days after the occurrence of same; or

     (d) Borrower shall fail to deliver the proceeds of Collateral to Coast as provided in Section 4.5 above, or shall fail to give Coast access to its books and records or Collateral as provided in Section 5.4 above, or shall breach any negative covenant set forth in Section 5.5 above; or

     (e) Borrower shall fail to comply with the financial covenants (if any) set forth in the Schedule or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured; or

     (f) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within five (5) Business Days after the date due; or

     (g) Any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not

           Coast Business Credit                 Loan and Security Agreement
       -------------------------------------------------------------------------

  cured or bonded over within ten (10) days after the occurrence of the same; or

     (h) any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or

     (i) Borrower breaches any material contract or obligation, which has or may reasonably be expected to have a Material Adverse Effect; or

     (j) Dissolution, termination of existence, insolvency or business failure of Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or

     (k) the commencement of any proceeding against Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 30 days after the date commenced; or

     (l) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing, or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or

     (m) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or

     (n) Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations, other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or

     (o) any Borrower shall suffer or experience any Change of Control without Coast's prior written consent, not to be unreasonably withheld. As used herein, "Change of Control" shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) (other than the current shareholders of any Borrower) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, as a result of any single transaction, of more than twenty percent (20%) of the total voting power of all classes of stock then outstanding of any Borrower normally entitled to vote in the election of directors; or

     (p) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or

     (q) Borrower fails to develop and put in operation a perpetual inventory tracking and reporting system satisfactory to Coast, in its sole discretion, by no later than September 30, 1996; or

     (r)      there shall be any Material Adverse Effect; or

     (s) Coast, acting in good faith and in a commercially reasonable manner, deems itself insecure because of the occurrence of an event prior to the effective date hereof of which Coast had no knowledge on the effective date or because of the occurrence of an event on or subsequent to the effective date. Coast may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred.

   7.2. Remedies. Upon the occurrence, and during the continuance, of any Event of Default, Coast, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following:


     (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other document or agreement;

     (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation;

     (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Coast without judicial process

          Coast Business Credit                  Loan and Security Agreement
      --------------------------------------------------------------------------

  to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Coast deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Coast seek to take possession of any of the Collateral by Court process, Borrower hereby irrevocably waives:

              (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession;

              (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and

              (iii) any requirement that Coast retain possession of, and not dispose of, any such Collateral until after trial or final judgment;

     (d) Require Borrower to assemble any or all of the Collateral and make it available to Coast at places designated by Coast which are reasonably convenient to Coast and Borrower, and to remove the Collateral to such locations as Coast may deem advisable;

     (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Coast shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge;

     (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Coast obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Coast shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as Coast deems reasonable, or on Coast's premises, or elsewhere and the Collateral need not be located at the place of disposition. Coast may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale;

     (g) Demand payment of, and collect any Receivables and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Coast to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Coast's sole discretion, to grant extensions of time to pay, compromise claims and settle Receivables and the like for less than face value;

     (h) Offset against any sums in any of Borrower's general, special or other Deposit Accounts with Coast; and

     (i) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Coast with respect to the foregoing shall be due from the Borrower to Coast on demand. Coast may charge the same to Borrower's loan account, and the same shall thereafter bear interest at the same rate as is applicable to the Receivable Loans. Without limiting any of Coast's rights and remedies, from and after the occurrence of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional three percent per annum.

   7.3. Standards for Determining Commercial Reasonableness. Borrower and Coast agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable:


     (a) Notice of the sale is given to Borrower at least seven days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven days before the sale in a newspaper of general circulation in the county where the sale is to be conducted;

     (b) Notice of the sale describes the collateral in general, non-specific terms;

     (c) The sale is conducted at a place designated by Coast, with or without the Collateral being present;

     (d)     The sale commences at any time between 8:00 a.m. and 6:00 p.m;

     (e) Payment of the purchase price in cash or by cashier's check or wire transfer is required;

          Coast Business Credit                 Loan and Security Agreement
      --------------------------------------------------------------------------

     (f) With respect to any sale of any of the Collateral, Coast may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. Coast shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

   7.4. Power of Attorney. Upon the occurrence, and during the continuance, of any Event of Default, without limiting Coast's other rights and remedies, Borrower grants to Coast an irrevocable power of attorney coupled with an interest, authorizing and permitting Coast (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but Coast agrees to exercise the following powers in a commercially reasonable manner:

     (a) Execute on behalf of Borrower any documents that Coast may, in its sole discretion, deem advisable in order to perfect and maintain Coast's security interest in the Collateral, or in order to exercise a right of Borrower or Coast, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements;

     (b) Execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Coast's Collateral or in which Coast has an interest;

     (c) Execute on behalf of Borrower, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien;

     (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Coast's possession;

     (e) Endorse all checks and other forms of remittances received by Coast;

     (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same;

     (g) Grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith;

     (h) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both;

     (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor;

     (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Coast the same rights of access and other rights with respect thereto as Coast has under this Agreement; and

     (k) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other present or future agreements. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Coast with respect to the foregoing shall be added to and become part of the Obligations, and shall be payable on demand. Coast may charge the foregoing to Borrower's loan account and the foregoing shall thereafter bear interest at the same rate applicable to the Receivable Loans. In no event shall Coast's rights under the foregoing power of attorney or any of Coast's other rights under this Agreement be deemed to indicate that Coast is in control of the business, management or properties of Borrower.

   7.5. Application of Proceeds. All proceeds realized as the result of any sale of the Collateral by Coast shall be applied by Coast first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Coast in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Coast shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower, other than Nevada Recycling, shall remain liable to Coast for any deficiency. If, Coast, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Coast shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Coast of the cash therefor.


   7.6. Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, Coast shall have

         Coast Business Credit                   Loan and Security Agreement
     ---------------------------------------------------------------------------

all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Coast and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Coast of one or more of its rights or remedies shall not be deemed an election, nor bar Coast from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Coast to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.


8. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:


   "Account Debtor" means the obligor on a Receivable.
    --------------

   "Business Day" means a day on which Coast is open for business.
    ------------

   "Closing Date" date of the initial funding under this Agreement.
    ------------

   "Code" means the Uniform Commercial Code as adopted and in effect in the
    ----
State of California  from time to time.

   "Collateral" has the meaning set forth in Section 2.1 above.
    ----------

   "Consolidated Tangible Net Worth" means the consolidated assets of Borrower
    -------------------------------
minus their consolidated liabilities.

   "Default" means any event which with notice or passage of time or both, would
    -------
constitute an Event of Default.

   "Deposit Account" has the meaning set forth in Section 9105 of the Code.
    ---------------

   "Dilution" means all non-cash reductions, including, but not limited to,
    --------
credit memos, discounts and journal entries, in the total amount of Receivables, expressed as a percentage of Receivables.

   "EBIT" means, in any fiscal period, Borrower's consolidated net income (other
    ----
than extraordinary or non-recurring items of Borrower for such period), plus (i)
                                                                        ----
the amount of all interest expense and income tax expense of Borrower for such period, on a consolidated basis, and plus or minus (as the case may be) (ii) any
                                     -------------
other non-cash charges which have been added or subtracted, as the case may be, in calculating Borrower's consolidated net income for such period.

   "Eligible Foreign Receivables" means Receivables arising from Borrower's
    ----------------------------
customers located outside the United States, provided that (i) the Borrower's goods are shipped backed by a letter of credit, or (ii) the Borrower's goods are shipped to a large or rated company having a verifiable credit history, or (iii) Borrower's goods are shipped to a foreign subsidiary of a customer of Borrower that is a company that was formed and has its primary place of business within the United States, or (iv) Borrower's goods are shipped to a large foreign corporation acceptable to Coast in its sole and absolute discretion, or (v) Borrower's goods are shipped to a foreign company with a Dun & Bradstreet rating acceptable to Coast in its sole and absolute discretion, or (vi) Borrower's goods are shipped to a company that has credit insurance acceptable to Coast in its sole and absolute discretion.

   "Eligible Inventory" means Inventory which Coast, in its sole judgment, deems
    ------------------
eligible for borrowing, based on such considerations as Coast may from time to time deem appropriate. Without limiting the fact that the determination of which Inventory is eligible for borrowing is a matter of Coast's discretion, Inventory which does not meet the following requirements will not be deemed to be Eligible Inventory: Inventory which (i) consists of (A) finished goods (including processed scrap metal), in salable condition which is not perishable, not obsolete or unmerchantable, and is not comprised of work in process, packaging materials or supplies, or (B) consists of raw materials (including unprocessed scrap metal); (ii) meets all applicable governmental standards;
(iii) has been manufactured in compliance with the Fair Labor Standards Act;
(iv) conforms in all respects to the warranties and representations set forth in this Agreement; (v) is at all times subject to Coast's duly perfected, first priority security interest; and (vi) is situated at one of the locations set forth on the Schedule.

   "Eligible Receivables" means Receivables and Eligible Foreign Receivables
    --------------------
arising in the ordinary course of Borrower's (other than Nevada Recycling's) business from the sale of goods or rendition of services, which Coast, in its good faith business judgment, shall deem eligible for borrowing, based on such considerations as Coast may from time to time deem appropriate.

   "Equipment" means all of Borrower's present and hereafter acquired machinery,
    ---------
molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of

       Coast Business Credit                    Loan and Security Agreement
    ----------------------------------------------------------------------------

every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located; provided, however, that "Equipment" shall not
                             --------  -------
include any of the foregoing which are solely owned by Nevada Recycling or Texas Recycling.

   "Event of Default" means any of the events set forth in Section 7.1 of this
    ----------------
Agreement.

   "Fixed Charges" means the sum of annualized principal payments on existing
    -------------
Debt (current portion of long term Debt), plus, the unpaid principal balance of the note payable by Borrower to Nevada Recycling Corporation maturing January, 1997, plus, annualized interest expense on existing Debt, plus, annualized rent/lease expense and capital lease payments for the new acquisition, plus, annualized principal and interest payments on any new acquisition Debt.

   "General Intangibles" means all general intangibles of Borrower, whether now
    -------------------
owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Coast, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

   "Inventory" means all of Borrower's now owned and hereafter acquired goods,
    ---------
merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including without limitation all raw materials, work in process, finished goods and goods in transit, and including without limitation all farm products), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

   "Material Adverse Effect" means a material adverse effect on (i) the
    -----------------------
business, assets, condition (financial or otherwise) or results of operations of Borrower taken as a whole, (ii) the ability of any Borrower to perform its obligations under this Agreement (including, without limitation, repayment of the Obligations as they come due) or (iii) the validity or enforceability of this Agreement or any other agreement or document entered into by any party in connection herewith, or the rights or remedies of Coast hereunder or thereunder.

   "Maximum Dollar Amount" has the meaning set forth in Section 1 of the
    ---------------------
Schedule.

   "Nevada Recycling" means Nevada Recycling, Inc., a Nevada corporation.
    ----------------

   "Obligations" means all present and future Loans, advances, debts,
    -----------
liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Coast, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Coast in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, audit fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and Coast.

   "Permitted Liens" means the following:
    ---------------

     (a)     purchase money security interests in specific items of Equipment;

     (b)     leases of specific items of Equipment;

     (c)     liens for taxes not yet payable;

     (d) additional security interests and liens consented to in writing by Coast, which consent shall not

    Coast Business Credit                         Loan and Security Agreement
- ---------------------------------------------------------------------------

  be unreasonably withheld, including, but not limited to, those listed on
  Schedule 1.4 hereof;
  ------------

     (e) security interests being terminated substantially concurrently with this Agreement;

     (f) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent;

     (g) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (a) or (b) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; or

     (h) liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods.

Coast will have the right to require, as a condition to its consent under subparagraph (d) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Coast's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Coast, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

   "Person" means any individual, sole proprietorship, partnership, joint
    ------
venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

   "Receivables" means all of Borrower's now owned and hereafter acquired
    -----------
accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, documents and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

   "Recycling Industries" means Recycling Industries, Inc., a Colorado
    --------------------
corporation.

   "Tangible Net Worth" means consolidated stockholders' equity, less, goodwill,
    ------------------
patents, trademarks, copyrights, franchises, formulas, leaseholds, non-compete agreements, engineering plans, deferred tax benefits and organization costs.

   "Texas Recycling" means Recycling Industries of Texas, Inc., a Colorado
    ---------------
corporation.

   "Weissman Acquisition" means the presently pending acquisition by Recycling
    --------------------
Industries of Weissman Industries, Inc., an Iowa corporation, dba Weissman Iron & Metal.

   Other Terms.  All accounting terms used in this Agreement, unless otherwise
   -----------
indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9. GENERAL PROVISIONS.


   9.1. Interest Computation. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Coast (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by Coast on account of the Obligations two Business Days after receipt by Coast of immediately available funds, and, for purposes of the foregoing, any such funds received after 10:30 AM on any day shall be deemed received on the next Business Day. Coast shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Coast in its sole discretion, and Coast may charge Borrower's loan account for the amount of any item of payment which is returned to Coast unpaid.


   9.2. Application of Payments. All payments with respect to the Obligations may be applied, and in Coast's sole discretion reversed and re-applied, to the Obligations, in such order and manner as Coast shall determine in its sole discretion.


   9.3. Charges to Accounts. Coast may, in its discretion, require that Borrower pay monetary Obligations in cash to Coast, or charge them to Borrower's Loan account, in which event they will bear interest at the same rate applicable to the Loans. Coast may also, in its discretion, charge any monetary Obligations to Borrower's Deposit Accounts maintained with Coast.


   9.4. Monthly Accountings. Coast shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement.

    Coast Business Credit                   Loan and Security Agreement
- ---------------------------------------------------------------------------

Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Coast), unless Borrower notifies Coast in writing to the contrary within thirty days after each account is rendered, describing the nature of any alleged errors or omissions.

   9.5. Notices. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to Coast or Borrower at the addresses shown in the heading to this Agreement, or at any other addresses designated in writing by one party to the other party. Notices to Coast shall be directed to the Commercial Finance Division, to the attention of the Division Manager or the Division Credit Manager. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery service, or two Business Days following the deposit thereof in the United States mail, with postage prepaid.


   9.6. Severability. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.


   9.7.  Integration.  This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Coast and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are
                                                                       ---------
no oral understandings, representations or agreements between the parties which
- -------------------------------------------------------------------------------
are not set forth in this Agreement or in other written agreements signed by the
- --------------------------------------------------------------------------------
parties in connection herewith.
- -------------------------------


   9.8. Waivers. The failure of Coast at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Coast shall not waive or diminish any right of Coast later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to Coast shall be deemed to have been waived by any act or knowledge of Coast or its agents or employees, but only by a specific written waiver signed by an authorized officer of Coast and delivered to Borrower. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Coast on which Borrower is or may in any way be liable, and notice of any action taken by Coast, unless expressly required by this Agreement.

   9.9. No Liability for Ordinary Negligence. Neither Coast, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Coast shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Coast, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Coast, but nothing herein shall relieve Coast from liability for its own gross negligence or willful misconduct.


   9.10. Amendment. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Coast.


   9.11. Time of Essence. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.


   9.12. Attorneys Fees, Costs and Charges. Borrower shall reimburse Coast for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Coast, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Coast incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Coast's security interest in, the Collateral; and otherwise represent Coast in any litigation relating to Borrower. If either Coast or Borrower files any lawsuit against the other predicated on a breach of this

    Coast Business Credit                     Loan and Security Agreement
- ---------------------------------------------------------------------------

Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. Borrower shall also pay Coast's standard charges for returned checks and for wire transfers, in effect from time to time. All attorneys' fees, costs and charges to which Coast may be entitled pursuant to this Paragraph may be charged by Coast to Borrower's loan account and shall thereafter bear interest at the same rate as the Receivable Loans.


   9.13. Benefit of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Coast; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Coast, and any prohibited assignment shall be void. No consent by Coast to any assignment shall release Borrower from its liability for the Obligations.


   9.14. Publicity. Coast is hereby authorized, at its expense, to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof.


   9.15. Joint and Several Liability. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.


   9.16. Limitation of Actions. Any claim or cause of action by Borrower against Coast, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement, or any other present or future document or agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Coast, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of Coast, or on any other person authorized to accept service on behalf of Coast, within thirty (30) days thereafter. Borrower agrees that such one-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of Coast in its sole discretion. This provision shall survive any termination of this Loan Agreement or any other present or future agreement.

   9.17. Paragraph Headings; Construction. Paragraph headings are only used in this Agreement for convenience. Borrower and Coast acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including", whenever used in this Agreement, shall mean "including (but not limited to)". This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Coast or Borrower under any rule of construction or otherwise.


      9.18 Governing Law; Jurisdiction; Venue. This Agreement and all acts and transactions hereunder and all rights and obligations of Coast and Borrower shall be governed by the laws of the State of California. As a material part of the consideration to Coast to enter into this Agreement, Borrower (a) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Coast's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Los Angeles County;
(b) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (c) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

   9.18. Mutual Waiver of Jury Trial. BORROWER AND COAST EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN COAST AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF COAST OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH COAST OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER

    Coast Business Credit                   Loan and Security Agreement
- ---------------------------------------------------------------------------

SOUNDING IN CONTRACT OR TORT OR OTHERWISE.


RECYCLING INDUSTRIES, INC.,
a Colorado corporation


By
  ----------------------------------
   President or Vice President

By
  ----------------------------------
   Secretary or Ass't Secretary

NEVADA RECYCLING, INC.,
a Nevada corporation


By
  ----------------------------------
   President or Vice President

By
  ----------------------------------
   Secretary or Ass't Secretary


RECYCLING INDUSTRIES OF TEXAS, INC.,
a Colorado corporation,
dba Anglo Iron & Metal


By
  ----------------------------------
   President or Vice President

By
  ----------------------------------
   Secretary or Ass't Secretary


RECYCLING INDUSTRIES OF MISSOURI, INC.,
a Colorado corporation,
dba Mid-America Shredding


By
  ----------------------------------
   President or Vice President

By
  ----------------------------------
   Secretary or Ass't Secretary


COAST:

COAST BUSINESS CREDIT,
a division of Southern Pacific
Thrift & Loan Association


By
  ----------------------------------
Title:
      ------------------------------

- ---------------------------------------------------------------------------
      Coast
                                  SCHEDULE TO
                          LOAN AND SECURITY AGREEMENT


Borrowers:   RECYCLING INDUSTRIES, INC.,
             a Colorado corporation

             NEVADA RECYCLING, INC.,
             a Nevada corporation

             RECYCLING INDUSTRIES OF TEXAS, INC.,
             a Colorado corporation,
             dba Anglo Iron & Metal

             RECYCLING INDUSTRIES OF MISSOURI, INC.,
             a Colorado corporation,
             dba Mid-America Shredding

Address:     384 Inverness Drive South
             Suite 211
             Englewood, Colorado  80112

Date:        June 14, 1996

This Schedule forms an integral part of the Loan and Security Agreement between Coast Business Credit, a division of Southern Pacific Thrift & Loan Association, and the above-borrower of even date.

- ---------------------------------------------------------------------------

1.  CREDIT LIMIT
    (Section 1.1):         Loans in a total amount at any time outstanding not
                           to exceed the lesser of a total of Four Million
                           Dollars ($4,000,000) at any one time outstanding (the
                           "Maximum Dollar Amount"), or the sum of (a), (b) and
                           (c) below:

                           (a) Loans (the "Receivable Loans") in an amount not to exceed:

                                (1) eighty-five percent (85%), if Dilution is less than five percent (5%), or

                                (2)  eighty percent (80%), if Dilution is
                                     between five percent (5%) and ten percent
                                     (10%), or

                                (3) a percentage, determined by Coast in its sole and absolute discretion, if Dilution is in excess of ten percent (10%),

    Coast Business Credit             Schedule to Loan and Security Agreement
- ---------------------------------------------------------------------------

                                     of the amount of Borrower's Eligible
                                     Receivables (as defined in Section 8
                                     above), with eligibility up to ninety (90)
                                     days past invoice date, provided, however,
                                                             --------  -------
                                     that Borrower may not obtain Loans
                                     hereunder based upon Borrower's Eligible
                                     Receiva bles consisting of Eligible Foreign
                                     Receivables with Borrower's customers
                                     located in Mexico in excess of One Million
                                     Dollars ($1,000,000), provided, further,
                                                           --------  -------
                                     however, if Borrower's Consolidated
                                     -------
                                     Tangible Net Worth shall at any time drop
                                     twenty percent (20%) or more below
                                     Borrower's Consolidated Tangible Net Worth
                                     on the Closing Date, then, for the purpose
                                     of loan availability, no more than twenty-
                                     five percent (25%) of the Eligible Foreign
                                     Receivables with Borrower's customers in
                                     Mexico shall be owed to Borrower by any
                                     single account debtor, plus
                                                            ----
                           (b) Loans (the "Inventory Loans") in an amount not to exceed the lesser of:

                                (1)  Fifty percent (50%) of the value of
                                     Borrower's Eligible Inventory, other than
                                     Nevada Recycling Eligible Inventory, (as defined in Section 8 above), calculated at the lower of cost or market value and determined on an average cost basis, and

                                (2) Forty percent (40%) of the value of Nevada Recycling's Eligible Inventory (as defined in Section 8 above), calculated at the lower of cost or market value and determined on an average cost basis, but in no event more than Two Hundred Thousand Dollars ($200,000), or

                                (3)  One Million Dollars ($1,000,000), plus
                                                                       ----

                           (c) Loans (the "Equipment Acquisition Loan"), in minimum advances of One Hundred Thousand Dollars ($100,000), repayable in thirty-six (36) equal monthly installments of principal and interest, in a total amount not to exceed the lesser of:

                                (1) Eighty percent (80%) of the invoice cost of the net purchase price of new Equipment less sales tax and installation charges, plus, eighty percent (80%) of the appraised
                                     ----
                                     orderly liquidation value of used Equipment acquired by any Borrower other than Nevada Recycling or Texas Recycling, less installation charges and taxes, or

                                (2)  Two Hundred Fifty Thousand Dollars
                                     ($250,000).

- ---------------------------------------------------------------------------

2. INTEREST.


   Interest Rate
   (Section 1.2):          A rate equal to the "Prime Rate" plus two percent
                           (2.0%) per annum, calculated on the basis of a 360-day year for the actual number of days elapsed. The interest rate applicable to all Loans shall be adjusted monthly as of the first day of each month, and the interest to be charged for each month shall be based on the highest "Prime Rate" in effect during said month, but in no event shall the rate of interest charged on any Loans in any month be less than eight percent (8.0%) per annum. "Prime Rate" means the actual "Reference Rate" or the substitute therefor of the Bank of America NT & SA

    Coast Business Credit             Schedule to Loan and Security Agreement
- ---------------------------------------------------------------------------

                           whether or not that rate is the lowest interest rate charged by said bank. If the Prime Rate, as defined, is unavailable, "Prime Rate" shall mean the highest of the prime rates published in the Wall Street Journal on the first business day of the month, as the base rate on corporate loans at large U.S. money center commercial banks.

   Minimum Monthly
   Interest (Section 1.2): Twelve Thousand Five Hundred Dollars ($12,500) per
                           month during the first three (3) months during the term hereof, and Fifteen Thousand Dollars ($15,000) per month thereafter.

- ---------------------------------------------------------------------------

3.  FEES
    (Section 1.3):

    Loan Fee:      Thirty Thousand Dollars ($30,000), payable on the Closing
                   Date.

    Facility Fee:          Five Thousand Dollars ($5,000), per fiscal quarter,
                           payable in advance (prorated for any partial fiscal quarter at the beginning of the term of this Agreement).

- ---------------------------------------------------------------------------

4.  MATURITY DATE
    (Section 6.1):         June 1, 1999, subject to automatic renewal as
                           provided in Section 6.1 above, and early termination as provided in Section 6.2 above.

    Renewal Fee
    (Section 6.1):         One quarter of one percent (.25%) of the Maximum
                           Dollar Amount per year for each renewal after the initial Maturity Date.

    Early Termination Fee
    (Section 6.2):         An amount equal to three percent (3.0%) of the
                           Maximum Dollar Amount (as defined in the Schedule), if termination occurs on or before the first anniversary of the date of this Agreement; two percent (2.0%) of the Maximum Dollar Amount, if termination occurs after the first anniversary and on or before the second anniversary of the date of this Agreement; and one percent (1.0%) of the Maximum
                           Dollar Amount, if termination occurs after the second anniversary and on or before the third anniversary of the date of this Agreement.

- ---------------------------------------------------------------------------

5.  REPORTING.
    (Section 5.3):         Borrower shall provide Coast with the following:

                           (1) Monthly Receivable agings, aged by invoice date, within ten (10) days after the end of each month.

                           (2) Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers within ten (10) days after the end of each month.

                           (3) Monthly physical inventory reports for the Inventory valued on an average cost basis at the lower of cost or market (in accordance with

    Coast Business Credit             Schedule to Loan and Security Agreement
- ---------------------------------------------------------------------------

                                generally accepted accounting principles) or such other inventory reports as are reasonably requested by Coast, all within ten (10) days after the end of each month.

                           (4)  Monthly internally prepared financial
                                statements, as soon as available, and in any event within thirty (30) days after the end of each month.

                           (5)  Quarterly internally prepared financial
                                statements, as soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of Borrower.

                           (6) Quarterly customer lists, including customer name, addresses, and phone number.

                           (7) Annual consolidated and consolidating financial statements for Borrower, as soon as available, and in any event within ninety (90) days following the end of such Borrower's fiscal year, certified by independent certified public accountants acceptable to Coast.

- ---------------------------------------------------------------------------

6.  BORROWER INFORMATION:

    Prior Names of Borrower  Environmental Recovery Systems, Inc.
    (Section 3.2):              Alfa Industries, Inc.

    Prior Trade Names of
    Borrower
    (Section 3.2):              None

    Existing Trade Names of
    Borrower
    (Section 3.2):              Mid-America Shredding, Inc.
                                Anglo Iron & Metal, Inc.

    Other Locations and
    Addresses (Section 3.3):    #2 South 21st Street
                                McAllen, Texas 78501

                                Highway 48 Turning Basin
                                Port of Brownsville
                                Brownsville, Texas 78521

                                426 Wyoming
                                San Juan, Texas 78589

                                5000 Range Road
                                Las Vegas, Nevada  89115

                                2318 West Highway 83
                                Harlingen, Texas  78551

                                Highway 32
                                P.O. Box 129
                                Sainte Genevieve, Missouri 63670

    Coast Business Credit             Schedule to Loan and Security Agreement
- ---------------------------------------------------------------------------

   Material Adverse
   Litigation (Section 3.10):   None

- ---------------------------------------------------------------------------

7.  OTHER PROVISIONS
    (Section 5.1):          (1) Borrower shall from time to time, upon
                                reasonable request by Coast, provide Coast with Inventory appraisals performed by appraisers approved by Coast in their sole and absolute discretion.